Exhibit 16

BAUM & COMPANY, P.A.
Certified Public Accountants
1515 University Drive, Suite 226
Coral Springs, Florida 33071

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously  principal  accountants  for LaPolla Industries, Inc., and, under the date of March 23, 2007,  we reported on the consolidated balance sheets of LaPolla Industries, Inc. at December 31, 2006 and 2005, and the related consolidated statements of income, cash flows, and shareholders’ equity (deficit) for the years ended December 31, 2006, 2005, and 2004. On July 12, 2007, we were dismissed as principal accountants. We have read LaPolla Industries Inc.’s statements included under Section 4, Item 4.01(a) of its Form 8-K/A dated July 10, 2007, and we agree with the statements contained therein, except that we are not in a position to agree or disagree with LaPolla Industries, Inc.’s statements that the change was approved by the Audit Committee and ratified and approved by the Board of Directors.

Very truly yours,

BAUM & COMPANY, P.A.

/s/  Baum & Company, P.A.

Coral Springs, Florida
July 16, 2007